NUTEX HEALTH reports SECOND quarter and Six months ended June 30, 2024 financial results

●	Total revenue of $143.5 million for THE first half 2024 vs $115.3 Million FOR THE first half 2023, an increase of 25%
●	HOSPITAL DIVISION VISITS OF 81,276 FOR THE first half 2024 VS VISITS OF 65,244 FOR THE first half 2023, An increase of 25%
●	hospital division operating income of $33.3 million for THE first half 2024 VS $13.9 million FOR THE first half 2023, an increase of 140%
●	Net cash from operating activities of $16.3 million for THE FIRST HALF 2024
●	COMPANY CONTINUES ITS FOCUS ON INCREASING CASH FLOW

HOUSTON, TX − (PRNewswire) – AUGUST 8, 2024 – Nutex Health Inc. (“Nutex Health” or the “Company”) (NASDAQ: NUTX), a physician-led, integrated healthcare delivery system comprised of 21 state-of-the-art micro hospitals and hospital outpatient departments (HOPDs) in nine states and primary care-centric, risk-bearing physician networks, today announced second quarter 2024 financial results for the three and six months ended June 30, 2024.

Financial Highlights for the Three Months Ended June 30, 2024:

●	Total revenue of $76.1 million as compared to total revenue of $58.9 million for the three months ended June 30, 2023, an increase of 29%. Of this revenue growth, mature hospitals, which are hospitals opened prior to December 31, 2021, increased by 13.2% in 2024 compared to the same period in 2023.
●	Net loss attributable to Nutex Health Inc. of $0.4 million as compared to net loss attributable to Nutex Health Inc. of $3.5 million for the three months ended June 30, 2023. This includes non-cash impairment of assets of $3.5 million, non-cash impairment of goodwill of $3.2 million and $3.1 million non-cash gain on warrant liability.
●	EBITDA, attributable to Nutex Health Inc. of $8.5 million as compared to EBITDA, attributable to Nutex Health Inc. of $3.7 million for the three months ended June 30, 2023.
●	Adjusted EBITDA, attributable to Nutex Health Inc. of $12.0 million as compared to Adjusted EBITDA, attributable to Nutex Health Inc. of $4.0 million for the three months ended June 30, 2023, an increase of 200%.
●	Total visits from the Hospital Division were 41,208 for the second quarter 2024 as compared to 32,183 for the second quarter 2023, an increase of 9,025 or 28.0%. Of this visit growth, mature hospitals increased by 10.3% in 2024 compared to the same period in 2023.

Financial Highlights for the Six Months Ended June 30, 2024:

●	Total revenue of $143.5 million as compared to total revenue of $115.3 million for the six months ended June 30, 2023, an increase of approximately 25%. Of this revenue growth, mature hospitals, which are hospitals opened prior to December 31, 2021, increased by 10.0% in 2024 compared to 2023.
●	Net loss attributable to Nutex Health Inc. of $0.7 million as compared to net loss attributable to Nutex Health Inc. of $8.6 million for the six months ended June 30, 2023. This includes non-cash impairment of assets of $3.5 million, non-cash impairment of goodwill of $3.2 million and $5.7 million non-cash gain on warrant liability in the first six months of 2024.
●	EBITDA, attributable to Nutex Health Inc. of $15.6 million as compared to EBITDA, attributable to Nutex Health Inc. of $4.1 million for the six months ended June 30, 2023.
●	Adjusted EBITDA, attributable to Nutex Health Inc. of $16.6 million as compared to Adjusted EBITDA, attributable to Nutex Health Inc. of $6.4 million for the six months ended June 30, 2023, an increase of 159%.
●	Total visits from the Hospital Division were 81,276 for the six months ended June 30, 2024 as compared to 65,244 for the same period in 2023, an increase of 16,032 or 24.6%. Of this visit growth, mature hospitals increased by 9.7% in the six months ended June 30, 2024 compared to the same period in 2023.
●	Net cash from operating activities of $16.3 million. As of June 30, 2024, the Company had total assets of $422.4 million, including cash and cash equivalents of $40.8 million and long-term debt of $22.4 million.

Note:  EBITDA and Adjusted EBITDA are non-GAAP financial metrics.  A reconciliation of non-GAAP to GAAP measures is included below in this earnings release.

“We are pleased to report 29% revenue growth, Adjusted EBITDA, attributable to Nutex Health Inc. of $12.0 million and a 150% increase in hospital division operating income to $22.8 million in the second quarter ended June 30, 2024, showing our continued focus on top line growth, increasing cash flow as well as improving profitability,” stated Jon Bates, Chief Financial Officer of Nutex Health.

“Nutex Health is executing extremely well, and we plan to continue to advance our strategic initiatives to drive sustainable growth. We delivered solid revenue growth while accelerating cash flow and strengthening our balance sheet in the first half of 2024. We are confident that we are taking the right steps to lay the foundation for long-term success and to increasing shareholder value,” stated Warren Hosseinion, M.D., President of Nutex Health.

“We had a solid Second Quarter with strong year over year growth. Volume continues to increase overall among our hospitals. Our average payment by insurers of patient claims increased, a trend we are optimistic will persist as we continue to work the NSA claims through the Independent Dispute Resolution process,” stated Tom Vo, M.D., MBA, Chairman and Chief Executive Officer of Nutex Health.

For more details on the Company’s Second Quarter 2024 financial results, please refer to our Quarterly Report on Form 10-Q filed with the U.S. Securities & Exchange Commission and accessible at www.sec.gov.

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$40,807,975	$22,002,056
Accounts receivable	60,658,832	58,624,301
Accounts receivable - related parties	4,577,189	4,152,068
Inventories	2,759,448	3,390,584
Prepaid expenses and other current assets	5,066,994	2,679,394
Total current assets	113,870,438	90,848,403
Property and equipment, net	78,881,900	81,387,649
Operating right-of-use assets	11,690,957	11,853,082
Finance right-of-use assets	187,096,271	176,146,329
Intangible assets, net	16,180,504	20,512,636
Goodwill, net	13,918,719	17,066,263
Other assets	764,462	431,135

Total assets	$422,403,251	$398,245,497

Liabilities and Equity
Current liabilities:
Accounts payable	$16,742,370	$18,899,196
Accounts payable - related parties	6,796,475	6,382,197
Lines of credit	2,909,296	3,371,676
Current portion of long-term debt	14,223,944	10,808,721
Operating lease liabilities, current portion	1,998,512	1,579,987
Finance lease liabilities, current portion	5,570,604	4,315,979
Accrued expenses and other current liabilities	23,417,191	12,955,296
Total current liabilities	71,658,392	58,313,052
Long-term debt, net	22,406,516	26,314,733
Warrant liability	2,000,714	-
Operating lease liabilities, net	14,690,566	15,479,639
Finance lease liabilities, net	226,820,535	213,886,213
Deferred tax liabilities	2,804,492	5,145,754
Total liabilities	340,381,215	319,139,391

Commitments and contingencies

Equity:
Common stock, $0.001 par value; 950,000,000 shares authorized; 4,987,268 and 4,511,199 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	4,988	4,511
Additional paid-in capital	472,529,641	470,521,218
Accumulated deficit	(409,800,662)	(409,072,539)
Nutex Health Inc. equity	62,733,967	61,453,190
Noncontrolling interests	19,288,069	17,652,916
Total equity	82,022,036	79,106,106

Total liabilities and equity	$422,403,251	$398,245,497

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Hospital division	$67,604,878	$51,611,803	$127,634,247	$100,899,967
Population health management division	8,477,383	7,312,651	15,901,801	14,353,904
Total revenue	76,082,261	58,924,454	143,536,048	115,253,871

Operating costs and expenses:
Payroll and benefits	28,398,075	24,860,702	55,401,219	50,697,375
Contract services	9,505,222	9,747,873	20,824,676	18,937,204
Medical supplies	3,588,464	3,264,202	8,910,306	7,288,084
Depreciation and amortization	4,532,804	4,169,160	8,719,006	8,162,907
Other	7,496,465	7,235,594	16,962,432	15,673,655
Total operating costs and expenses	53,521,030	49,277,531	110,817,639	100,759,225

Gross profit	22,561,231	9,646,923	32,718,409	14,494,646

Corporate and other costs:
Facilities closing costs	-	-	-	217,266
Stock-based compensation expense	(61,241)	249,645	(12,074)	2,149,645
Impairment of assets	3,473,635	-	3,473,635	-
Impairment of goodwill	3,197,391	-	3,197,391	-
General and administrative expenses	10,652,390	9,759,816	19,310,800	16,935,360
Total corporate and other costs	17,262,175	10,009,461	25,969,752	19,302,271

Operating income (loss)	5,299,056	(362,538)	6,748,657	(4,807,625)

Interest expense, net	5,054,532	4,843,048	9,498,894	7,983,137
Gain on warrant liability	(3,060,096)	-	(5,660,843)	-
Other (income) expense	(599,502)	(123,528)	(840,694)	123,927
Income (loss) before taxes	3,904,122	(5,082,058)	3,751,300	(12,914,689)

Income tax expense (benefit)	893,892	(815,612)	1,283,557	(1,726,271)

Net income (loss)	3,010,230	(4,266,446)	2,467,743	(11,188,418)

Less: net income (loss) attributable to noncontrolling interests	3,374,278	(787,399)	3,195,866	(2,562,092)

Net loss attributable to Nutex Health Inc.	$(364,048)	$(3,479,047)	$(728,123)	$(8,626,326)

Loss per common share:
Basic	$(0.07)	$(0.79)	$(0.15)	$(1.98)
Diluted	$(0.07)	$(0.79)	$(0.15)	$(1.98)

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$2,467,743	$(11,188,418)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	8,719,006	8,162,907
Gain on warrant liability	(5,660,843)	-
Impairment of goodwill	3,197,391	-
Impairment of assets	3,473,635	-
Derecognition of goodwill	453,017	-
Stock-based compensation expense	(12,074)	2,149,645
Deferred tax benefit	(2,341,262)	(1,724,111)
Debt accretion expense	579,121	953,236
Loss on lease termination	-	58,211
Non-cash lease expense (income)	(208,423)	61,734
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(2,148,508)	6,921,239
Accounts receivable - related party	(425,121)	(797,058)
Inventories	631,136	1,082,509
Prepaid expenses and other current assets	(1,692,907)	(3,048,993)
Accounts payable	(1,617,151)	(7,189,929)
Accounts payable - related party	414,278	3,453
Accrued expenses and other current liabilities	10,481,831	5,619,907
Net cash from operating activities	16,310,869	1,064,332

Cash flows from investing activities:
Acquisitions of property and equipment	(1,291,492)	(7,446,902)
Cash related to sale of business	(711,306)	-
Cash related to deconsolidation of Real Estate Entities	-	(1,039,157)
Net cash from investing activities	(2,002,798)	(8,486,059)

Cash flows from financing activities:
Proceeds from lines of credit	132,167	1,949,919
Proceeds from notes payable	4,915,000	16,952,905
Repayments of lines of credit	(594,547)	(1,592,714)
Repayments of notes payable	(6,156,543)	(7,481,893)
Repayments of finance leases	(1,440,016)	(1,870,670)
Proceeds from common stock issuance, net issuance costs	9,202,500	-
Members' contributions	300,850	649,550
Members' distributions	(1,861,563)	(2,686,304)
Net cash from financing activities	4,497,848	5,920,793
Net change in cash and cash equivalents	18,805,919	(1,500,934)
Cash and cash equivalents - beginning of the period	22,002,056	34,255,264
Cash and cash equivalents - end of the period	$40,807,975	$32,754,330

Non-GAAP Financial Measures (Unaudited)

EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are used as a supplemental non-GAAP financial measure by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe EBITDA and Adjusted EBITDA are useful because it allows us to more effectively evaluate our operating performance.

We define EBITDA as net income (loss) attributable to Nutex Health Inc. plus interest expense, income taxes, depreciation and amortization.

We define Adjusted EBITDA as net income (loss) attributable to Nutex Health Inc. plus net interest expense, income taxes, depreciation and amortization, further adjusted for an allocation to noncontrolling interests, (gain)/loss on warrant liability, stock-based compensation, certain defined items of expense, and any acquisition-related costs and impairments. A reconciliation of net income to EBITDA and Adjusted EBITDA is included below. EBITDA and Adjusted EBITDA are not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of net loss attributable to Nutex Health Inc. to Adjusted EBITDA:
Net loss attributable to Nutex Health Inc.	$(364,048)	$(3,479,047)	$(728,123)	$(8,626,326)
Depreciation and amortization	4,532,804	4,169,160	8,719,006	8,162,907
Interest expense, net	5,054,532	4,843,048	9,498,894	7,983,137
Income tax expense (benefit)	893,892	(815,612)	1,283,557	(1,726,271)
Allocation to noncontrolling interests	(1,627,829)	(972,655)	(3,172,002)	(1,727,965)
EBITDA attributable to Nutex Health Inc.	8,489,351	3,744,894	15,601,332	4,065,482
Facilities closing costs	-	-	-	217,266
Gain on warrant liability	(3,060,096)	-	(5,660,843)	-
Impairment of assets	3,473,635		3,473,635
Impairment of goodwill	3,197,391	-	3,197,391	-
Stock-based compensation expense	(61,241)	249,645	(12,074)	2,149,645
Adjusted EBITDA attributable to Nutex Health Inc.	$12,039,040	$3,994,539	$16,599,441	$6,432,393

About Nutex Health Inc.

Headquartered in Houston, Texas and founded in 2011, Nutex Health Inc. (NASDAQ: NUTX) is a healthcare management and operations company with two divisions: a Hospital Division and a Population Health Management Division.

The Hospital Division owns, develops and operates innovative health care models, including micro-hospitals, specialty hospitals, and hospital outpatient departments (HOPDs). This division owns and operates 21 facilities in nine states.

The Population Health Management division owns and operates provider networks such as Independent Physician Associations (IPAs). Through our Management Services Organization (MSO), we provide management, administrative and other support services to our affiliated hospitals and physician groups.  Our cloud-based proprietary technology platform aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of patients and providers, allowing us to deliver greater quality care more efficiently.

Forward-Looking Statements

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases “will”, "will likely result," "expected to," "will continue," "anticipated," "estimate," "projected," "intend," “goal,” or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company.  Such uncertainties and risks include, but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, including the interim final and final rules implemented under the No Surprises Act , economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in the Annual Report on Form 10-K for the year ended December 31, 2023 and in the Quarterly Report on Form 10-Q for the period  ended March 31, 2024 under the heading “Risk Factors” in Part I, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.

FOR ADDITIONAL INFORMATION:

Nutex Health, Inc.

Jennifer Smith Rodriguez – Investor Relations

investors@nutexhealth.com

– Media Contact

jsmith@nutexhealth.com